Exhibit 5.1

                               WALKER & ENGLAND
                       ATTORNEYS AND COUNSELORS AT LAW
  J. T. Walker              11106 SNOW WHITE DRIVE            John K. England
                             DALLAS, TEXAS  75229
                             PHONE (214) 358-9843
                              FAX (214) 350-0551

                              October 25, 2001




 Integrated Performance Systems, Inc.
 10501 FM 720 East
 Frisco, Texas 75035

 Gentlemen:

      We have been asked to give this opinion in connection with your Consulting Services Agreement with BRD Central Corporation.

      1. Documents Reviewed. For purposes of this opinion, we have examined the following documents:

           (a) Articles of Incorporation of Integrated Performance Systems, Inc., with attached certificate of the Secretary of State of the State of Texas;

           (b)  Bylaws of Integrated Performance Systems, Inc.;

           (c)  Minutes of Integrated Performance Systems, Inc.;

           (d) Franchise Tax Certification of Account Status of Integrated Performance Systems, Inc., issued by the Office of the Texas Comptroller of Public Accounts;

           (e) SEC filings of Integrated Performance Systems, Inc., as follows:

           SEC Form 10-KSB40 filed March 15, 2001
           SEC Forms 10-QSB filed April 13, 2001,
               July 16, 2001 and October 15, 2001
           SEC Form 10SB12G/A filed September 14, 2001
           SEC Form 10-KSB40/A filed September 17, 2001
           SEC Form 8-K filed September 17, 2001

           (f) SEC Form S-8 dated October 25, 2001, relating to Integrated Performance Systems, Inc., and BRD Central Corporation Domestic and International Marketing Consultation Services Plan;

           (g) Consulting Services Agreement dated October ___, 2001, entered into by and between Integrated Performance Systems and BRD Central Corporation; and

           (h) Such other documents as we have deemed necessary or appropriate to render the opinions set forth below.

      2. Opinion. It is our opinion that the securities described in the said Form S-8 dated October 25, 2001 (1(f) above) will, when sold, be legally issued, fully paid and non-assessable.

                                    Respectfully submitted,

                                    WALKER & ENGLAND

                                    /s/

                                    John K. England